                                                                      Exhibit 9B


                       COLUMBIA INTERNATIONAL STOCK FUND, INC.
                        AMENDMENT TO TRANSFER AGENT AGREEMENT

                                   JANUARY 1, 1997

    The Transfer Agent Agreement dated as of August 12, 1992, between Columbia International Stock Fund, Inc. and Columbia Trust Company (the "Agreement") is amended as follows:

1. The Basic Fee under Schedule B of the Agreement is revised to $18.00 per account per year. With respect to accounts closed during the year, the Basic Fee shall be prorated based on the number of months the account was open, including the month in which the account was closed.

2.  This Amendment is effective January 1, 1997.


                                       COLUMBIA INTERNATIONAL
                                       STOCK FUND, INC.


                                       By   /s/ George L. Hanseth
                                            ------------------------------
                                       Title:  Senior Vice President

                                       COLUMBIA TRUST COMPANY


                                       By   /s/ John A. Kemp
                                            ------------------------------
                                       Title:  Senior Vice President